Exhibit 99.1
For Additional Information:
Haug Scharnowski, Vice President Corporate Relations
763-535-8333
hscharnowski@navarre.com
NAVARRE CORPORATION ANNOUNCES AGREEMENT TO SETTLE
SECURITIES CLASS ACTION LITIGATION
MINNEAPOLIS, MN – July 9, 2007 – Navarre Corporation (NASDAQ: NAVR) a publisher and distributor of physical and digital home entertainment and multimedia products, today announced that it has reached an agreement to settle the purported securities class action litigation pending against the Company and certain of its current and former officers and directors. This settlement remains subject to the satisfaction of various conditions, including the negotiation and execution of a final stipulation of settlement and approval by the U.S. District Court for the District of Minnesota.
Under the terms of the pending settlement, a fund will be created to pay claims of class members and the fees of plaintiffs’ attorneys. This fund will be created with amounts paid primarily by the Company’s insurance carrier and without any contribution by the Company or the individual defendants. Accordingly, the settlement will not have an impact on the Company’s earnings or cash balances.
The Company as well as the individual defendants have steadfastly maintained that the claims raised in the class action litigation were without merit and have vigorously contested those claims. As part of the settlement, the Company and other defendants continue to deny any liability or wrongdoing.
“We have agreed to settle this lawsuit so that we may put this matter behind us and continue to focus Navarre’s energies and resources on the continued accomplishment of its business objectives,” said Ryan Urness, Navarre’s General Counsel. “We have fought these allegations for over two years, and we were fully prepared to take this matter to a trial on the merits. Although we believe we would have prevailed, this settlement provides the Company with a sensible opportunity to avoid the significant distraction that could otherwise result from this litigation.”
In addition, the Company announced today that no appeals were taken in connection with the dismissal in May 2007 by the U.S. District Court of several related shareholder derivative cases. Those derivative cases were dismissed with prejudice, meaning that they cannot be filed again.

About Navarre Corporation
Navarre Corporation (NASDAQ: NAVR) is a publisher and distributor of physical and digital home entertainment and multimedia products, including PC software, CD audio, DVD video, video games and accessories. Since its founding in 1983, the Company has established distribution relationships with customers across a wide spectrum of retail channels which includes mass merchants, discount, wholesale club, office and electronic superstores, military and e- tailers nationwide. The Company currently provides its products to over 19,000 retail and distribution center locations throughout the United States and Canada. Navarre has expanded its business to include the licensing and publishing of home entertainment and multimedia content, primarily through the acquisitions of Encore, BCI, and FUNimation. For more information, please visit the Company’s web site at http://www.navarre.com.
Safe Harbor
The statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. The forward-looking statements are subject to risks and uncertainties, and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: the Company’s revenues being derived from a small group of customers; the seasonal nature of the Company’s business; the Company’s dependence on significant vendors; uncertain growth in the publishing segment; the Company’s ability to meet significant working capital requirements related to distributing products; and the Company’s ability to compete effectively in the highly competitive distribution and publishing industries. In addition to these, a detailed statement of risks and uncertainties is contained in the Company’s reports to the Securities and Exchange Commission, including in particular the Company’s Form 10-K for the year ended March 31, 2007.
Investors and shareholders are urged to read this press release carefully. The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this press release will be met, and investors should understand the risks of investing solely due to such projections. The forward-looking statements included in this press release are made only as of the date of this report and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at http://www.sec.gov/ or at one of the SEC’s other public reference rooms in Washington D.C., New York, New York or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms.